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                                                                    Exhibit 10.1

                            UNITED STATES OF AMERICA

                                     BEFORE

              THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

                                WASHINGTON, D.C.


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Written Agreement by and between

PEOPLE'S BANCSHARES, INC.                             Docket No. 00-025-WA/RB-HC
New Bedford, Massachusetts

and

FEDERAL RESERVE BANK
OF BOSTON
Boston, Massachusetts

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     WHEREAS, in recognition of their common goal to restore and maintain the financial soundness of People's Bancshares, Inc., New Bedford, Massachusetts ("Bancshares"), a registered bank holding company that owns and controls the People's Savings Bank of Brockton, South Easton, Massachusetts, (the "Bank"), a state chartered nonmember bank, the Federal Reserve Bank of Boston (the "Reserve Bank") and Bancshares have mutually agreed to enter into this Written Agreement (the "Agreement"); and

     WHEREAS, on November 28, 2000, the board of directors of Bancshares, at a duly constituted meeting, adopted a resolution authorizing and directing Richard S. Straczynski to enter into this Agreement on behalf of Bancshares and consenting to compliance with each and every provision of this Agreement by Bancshares and its institution-affiliated parties, as defined

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in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended
(the "FDI Act") (12 U.S.C. 1813(u) and 1818(b)(3)).

     NOW, THEREFORE, without this Agreement constituting an admission of any allegation made or implied by the Board of Governors of the Federal Reserve System ("the Board of Governors") or the Reserve Bank, Bancshares and the Reserve Bank agree as follows:

DIVIDENDS, DISTRIBUTIONS AND STOCK REDEMPTION

     1. (a) Bancshares shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking Supervision and Regulation of the Board of Governors (the "Director").

          (b) Bancshares shall not make any distributions of interest, principal or other sums on the subordinated debentures issued in connection with its trust preferred securities without the prior written approval of the Reserve Bank and the Director.

          (c) All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend or distribution declaration date and shall include, without limitation:

               (i) a determination by Bancshares that the proposed dividend payment or distribution is covered by Bancshares's operating earnings and is consistent with the Board of Governor's Policy Statement, dated November 14, 1985, concerning the payment of cash dividends by bank holding companies;

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               (ii) a determination by Bancshares that the dividend payment or distribution will not place undue pressure on the capital resources and the liquidity of Bancshares or the Bank; and

               (iii) an evaluation by Bancshares of the Bank's allowance for loan and lease losses based on the level of criticized assets as established by internal loan review ratings, and any projected increase in the consolidated organization's overall risk exposure.

     2. Bancshares shall not take dividends or any other form of payment representing a reduction of capital from the Bank without the prior written approval of the Reserve Bank.

     3. Bancshares shall not purchase, redeem or otherwise acquire, directly or indirectly, any of its stock without the prior written approval of the Reserve Bank.

CAPITAL ADEQUACY

     4. Within 60 days of this Agreement, Bancshares shall submit to the Reserve Bank an acceptable written plan to achieve and, thereafter, maintain, a sufficient capital position for the consolidated organization. The plan shall, at a minimum, address, consider and include:

          (a) the current and future capital requirements of the Bank and the consolidated organization, with particular attention to:

               (i) the risk profile of the Bank's asset and liability structure; and

               (ii) the volume of adversely classified assets at the Bank;

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          (b)  the requirements of the Capital Adequacy Guidelines for Bank
Holding Companies: Risk-Based Measure and Tier 1 Leverage Measure, Appendices A and D of Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and
D);

          (c) the adequacy of the Bank's loan loss reserve and its effect on the consolidated financial condition of Bancshares;

          (d)  the anticipated levels of earnings at the Bank;

          (e) the source and timing of additional funds that may be necessary to fulfill the future capital needs of the Bank and the consolidated organization.

          (f) the requirements of any supervisory action consented to by the Bank or imposed upon the Bank by the Federal Deposit Insurance Corporation of the Commonwealth of Massachusetts Division of Banks;

          (g) a methodology for the internal measurement of capital adequacy that incorporates, at a minimum, target capital levels, the risk profile and portfolio mix, growth strategies, competitive influences, market valuations and dividend parameters of the Bank and Bancshares;

          (h) procedures for monitoring, on a monthly basis, the capital adequacy of the Bank and the consolidated organization; and

          (i) procedures to notify the Reserve Bank, in writing, within ten days of the end of any calendar quarter in which the consolidated organization's teir 1 leverage ratio falls below 5 percent and the steps that will be taken by Bancshares to increase the consolidated organization's tier 1 leverage ratio to no less than 5 percent within 90 days of such event.

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DEBT AND DEBT SERVICE

     5. Bancshares shall not, directly or indirectly, increase its borrowings, incur any debt, or renew any existing debt without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, at a minimum, a statement regarding the purpose of the debt, increase, or renewal, the terms or the borrowing, the planned sources for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

DIRECTORS AND OFFICERS

     6. During the term of this Agreement, or as otherwise required by law, Bancshares shall comply with the provisions of section 32 of the FDI Act (12 U.S.C. 1831(i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. Part 225, Subpart H) with respect to the appointment or election of any new directors or the hiring or promotion of any senior executive officers as defined in Regulation O of the Board of Governors (12 C.F.R. Part 215).

APPROVAL OF PLAN

     7. The plan required by paragraph 4 hereof shall be submitted to the Reserve Bank for review and approval. An acceptable plan shall be submitted within the time period set forth in this Agreement. Bancshares shall adopt the plan within 10 days of receipt of approval from the Reserve Bank and then shall fully comply with it. During the term of this Agreement, the plan shall not be amended or rescinded without the prior written approval of the Reserve Bank.

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PROGRESS REPORTS

     8. Within 30 days after the end of each calendar quarter (December 31, March 31, June 30, and September 30) following the date of this Agreement, Bancshares shall furnish to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with this Agreement and the results thereof. Such reports may be discontinued when the corrections required by this Agreement have been accomplished and the Reserve Bank has, in writing, released Bancshares from making further reports.

     9. Bancshares shall submit to the Reserve Bank a copy of all written progress reports submitted by the Bank to any federal or State supervisory authority pursuant to any formal or informal supervisory agreement or order between the Bank and such authority.

COMMUNICATIONS

     10.  All communications regarding this Agreement shall be sent to:

          (a)  E. Philip Simpson, Jr.
               Vice President
               Federal Reserve Bank of Boston
               600 Atlantic Avenue
               Boston, MA 02106-2076

          (b)  Richard S. Straczynski
               President and Chief Executive Officer
               People's Bancshares, Inc.
               545 Pleasant Street
               New Bedford, MA 02740

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EFFECT AND TERM OF AGREEMENT

     11. The provisions of this Agreement shall be binding upon Bancshares and all of its institution-affiliated parties, in their capacities as such, and their successors and assigns.

     12. Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated or suspended, in writing, by the Reserve Bank.

     13. Notwithstanding any provision of this Agreement to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to Bancshares to comply with any provision of this Agreement.

     14. The provisions of this Agreement shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank or any federal or state agency or department from taking any other action affecting Bancshares or any of its current or former institution-affiliated parties.

     15. This Agreement is a "written agreement" for the purposes of, and is enforceable by the Board of Governors as an order issued under, section 8 of the FDI Act (12 U.S.C. 1818).

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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 5th day of December, 2000.

People's Bancshares, Inc.               Federal Reserve Bank of Boston

By: /s/ Richard S. Straczynski          By: /s/ E. Philip A. Simpson, Jr.
    --------------------------------        ------------------------------------
    Richard S. Straczynski                  E. Philip A. Simpson, Jr.
    President and                           Vice President
    Chief Executive Officer


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Each of the undersigned directors of Bancshares acknowledges having read the foregoing Agreement and approves of the consent thereto by Bancshares.


/s/ Frederick W. Adami, III             /s/ B. Benjamin Cavallo
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Frederick W. Adami, III                 B. Benjamin Cavallo

/s/ John R. Eaton                       /s/ Terrence Gomes
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John R. Eaton                           Terrence Gomes

/s/ Dr. Loring C. Johnson               /s/ Richard D. Matthews
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Dr. Loring C. Johnson                   Richard D. Matthews

/s/ Scott W. Ramsey                     /s/ Davis H. Scudder
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Scott W. Ramsey                         Davis H. Scudder

/s/ Stanley D. Siskind                  /s/ Richard S. Straczynski
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Stanley D. Siskind                      Richard S. Straczynski


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